EXHIBIT 14

                              SILGAN HOLDINGS INC.

                                 CODE OF ETHICS
           applicable to the Company's principal executive officer(s), principal financial officer, principal accounting officer
              or controller or persons performing similar functions


     Silgan Holdings Inc. (the "Company") is committed to conducting its business in an honest, lawful and ethical manner. Pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission, the Company's Board of Directors has adopted this Code of Ethics applicable to the Company's principal executive officer(s), principal financial officer, principal accounting officer or controller or persons performing similar functions (the "Applicable Persons") in order to deter wrongdoing and to promote the conduct of the Company's business in an honest, lawful and ethical manner. Any suspected or known violations of this Code of Ethics shall be reported to the Board of Directors of the Company, or, when applicable, to the independent members of the Board of Directors of the Company.

     The Company shall make disclosure of this Code of Ethics to the extent and as required by applicable laws, rules and regulations. Any amendments to this Code of Ethics shall be approved by the Board of Directors of the Company.
Additionally, no waiver of any provision of this Code of Ethics shall be granted, except by a majority of the Board of Directors of the Company (or, when applicable, the independent members of the Board of Directors of the Company). All amendments and waivers to this Code of Ethics shall be promptly disclosed as required by applicable laws, rules and regulations.

     Each Applicable Person shall, to the best of his/her knowledge and ability:

     1. Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and, in accordance with the Company's Conflicts of Interest policy, report matters that reasonably could be expected to give rise to a conflict of interest as required by such Conflicts of Interest policy.

     2. Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

     3. Comply with applicable governmental laws, rules and regulations.

     4. Comply   with    applicable   policies   of    the   Company   regarding
confidentiality, trading restrictions and conflicts of interest.

     5. Promptly report to the Board of Directors of the Company (or, if applicable, to the independent members of the Board of Directors of the Company) suspected or known violations of this Code of Ethics.

     Each Applicable Person shall acknowledge annually that he/she has read this Code of Ethics, that he/she is accountable for adherence to this Code of Ethics and that failure to comply with this Code of Ethics could result in disciplinary action, including, without limitation, termination.



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                              SILGAN HOLDINGS INC.

                                 ACKNOWLEDGMENT

                                 CODE OF ETHICS




     I hereby acknowledge that I have read the Company's Code of Ethics applicable to the Company's principal executive officer(s), principal financial officer, principal accounting officer or controller or persons performing similar functions, that I am accountable to adhere to the Company's Code of Ethics and that my failure to comply with this Code of Ethics could result in disciplinary action, including, without limitation, termination.



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                                                  Signature


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                                                  Print Name


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                                                  Date